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                                                                       EXHIBIT J


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our reports each dated September 20, 2002 on the financial statements and financial highlights of Liquid Assets Portfolio and Prime Portfolio, each a series of Short-Term Investments Co. Such financial statements and financial highlights are included in the Post Effective Amendment No. 45 to the Registration Statement on Form N-1A of Short-Term Investments. We also consent to the references to our Firm in such Registration Statement.





                                            TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
AUGUST 27, 2003